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                                                                      EXHIBIT 11

                            UNITED DENTAL CARE, INC.
                        COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


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
                                                                                 Three Months Ended
                                                                                      March 31,
                                                                              -------------------------
                                                                                 1997          1998
                                                                              -----------   -----------
I.    Reported net earnings
      Net income........................................................      $     1,452   $     1,517
                                                                              ===========   ===========

II.   Basic earnings per share
      A.   Shares outstanding
           Weighted average number of shares outstanding during
                the period..............................................            8,918         8,952
                                                                              ===========   ===========

      B.   Net income per share.........................................      $      0.16   $      0.17
                                                                              ===========   ===========

III.  Diluted earnings per share
      A. Shares outstanding
             Weighted average number of shares outstanding during
                 the period.............................................            8,918         8,952
             Shares potentially issuable upon the assumed exercise
                 of stock options and conversion of warrants, net of
                 assumed repurchase using the Treasury Stock method.....              241           154
                                                                              -----------   -----------
                 Total common shares and common equivalent shares.......            9,159         9,106
                                                                              ===========   ===========

      B.   Net income per share.........................................      $      0.16   $      0.17
                                                                              ===========   ===========
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